Exhibit 99.1

Timber Pharmaceuticals Announces Halt of Common Stock Trading

Compliance with NYSE Listing Requirements Contingent on Stockholder Approval of Reverse Stock Split at Special Meeting of Stockholders on November 7, 2022 and Consummation of Reverse Stock Split

BASKING RIDGE, NJ, November 3, 2022 — Timber Pharmaceuticals, Inc. (“Timber” or the “Company”) (NYSE American: TMBR), a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today announced that trading of its shares of common stock has been halted by the New York Stock Exchange (“NYSE” or the “Exchange”) due to the low trading price of the Company’s shares of common stock on November 1, 2022. The Company expects the trading halt to remain in effect until after Timber’s Special Meeting of Stockholders scheduled for November 7, 2022, at which the Company is seeking stockholder approval to complete a reverse stock split in order to regain compliance with NYSE’s listing requirements, and consummation of such reverse stock split based on the parameters being voted on at such meeting. Subject to NYSE approval, it is anticipated that trading will resume on the NYSE American following the implementation of the reverse stock split. Although not anticipated by the Company, the Exchange could maintain the trading halt. The Exchange could also suspend trading and move to delist the Company’s common stock if the price per share post-split does not meet the requirements of Section 1003(f)(v) of the NYSE American Company Guide.

John Koconis, Chairman and Chief Executive Officer of Timber, commented, “We expect this trading halt will remain in effect until shortly after the special meeting of stockholders that will take place on November 7th at 1:00 P.M. (EST) and consummation of a reverse stock split consistent with the parameters being voted on at that meeting. Timber’s board of directors and management continue to believe in the strength of its clinical development programs including Timber’s lead asset, TMB-001, which is in development for the treatment of autosomal recessive congenital ichthyosis and has been awarded Breakthrough and Fast Track designation by the U.S. Food & Drug Administration. These designations will continue to benefit us as we advance through the ongoing pivotal Phase 3 ASCEND trial. Congenital ichthyosis is a painful chronic disease with no approved treatments and Timber is working hard to fulfill the promise of TMB-001 for the many patients in need of an effective treatment.”

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company’s investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), and other sclerotic skin diseases. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s ability to regain compliance with NYSE listing standards, product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include our ability to obtain stockholder approval of a reverse stock split and to regain compliance with NYSE’s listing standards, as well as those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 as well as other documents filed by the Company from time to time thereafter with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.

John Koconis

Chairman and Chief Executive Officer

jkoconis@timberpharma.com

Investor Relations:

Stephanie Prince

PCG Advisory

(646) 863-6341

sprince@pcgadvisory.com

Media Relations:

Adam Daley

Berry & Company Public Relations

(212) 253-8881

adaley@berrypr.com